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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 11, 2002


                                 BROADWING INC.
             (Exact name of registrant as specified in its charter)


                  Ohio                             1-8519               31-1056105
      (State or other jurisdiction        (Commission File Number)     (IRS Employer
           of incorporation)                                        Identification No.)

         201 East Fourth Street
            Cincinnati, Ohio                                               45202
(Address of principal executive offices)                                (Zip Code)


       Registrant's telephone number, including area code: (513) 397-9900



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FORM 8-K                                                         BROADWING INC.


ITEM 5. OTHER EVENT.

On December 5, 2002, William A. Friedlander retired as a Director of the Broadwing Inc. Board of Directors. Mr. Friedlander served as a Director since April, 1986. Effective with Mr. Friedlander's retirement the Board of Directors resolved to reduce the size of the board to eleven members.

Broadwing Inc. (NYSE: BRW) issued a press release on December 10, 2002 announcing that it has signed an agreement with investment funds managed by Goldman, Sachs & Co. to provide $200 million in financing to Broadwing in the form of Senior Subordinated Discount Notes due in 2009. A copy of the press release is attached as Exhibit 99(i).



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BROADWING INC.


                            By: /s/ Jeffrey C. Smith
                                ----------------------------------------------
                                Jeffrey C. Smith
                                Chief Human Resources Officer, General Counsel and Corporate Secretary



Date:  December 11, 2002